Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF DECEMBER 31, 2012

(in thousands, except share data)

December 31, 2012
ASSETS

Investments held in trust, at fair value:
Fixed-maturity securities	$201,660
Cash equivalents held in trust	17,019

Total investments held in trust	218,679

Cash and cash equivalents	1,281
Fixed-maturity securities, at fair value	14,396
Accrued investment income	1,520
Premiums receivable	1,319

Total assets	$237,195

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities:
Losses and loss adjustment expenses	$69,142
Contingency reserve	40,187
Losses payable	2,140
Unearned premiums	226
Accrued ceding commission expense	136
Other liabilities	197

Total liabilities	112,028

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Contingency reserve	(40,187)
Retained earnings	95,474

Total stockholder’s equity	125,167

Total liabilities and stockholder’s equity	$237,195

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED DECEMBER 31, 2012

(in thousands)

December 31, 2012
Revenues:
Premiums earned	$1,274
Net investment income	(16)

Total revenues	1,258

Expenses:
Losses and loss adjustment expenses	2,163
Ceding commission expense	135
General and administrative expenses	133

Total expenses	2,431

(Loss) income before federal income taxes	(1,173)

Federal income tax benefit	—

Net (loss) income	$(1,173)